ARTICLES OF INCORPORATION

                                       OF

                                  VANTAGE, INC.


         WE, THE UNDERSIGNED natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                                ARTICLE I - NAME

         The name of the Corporation is Vantage, Inc.

                              ARTICLE II - DURATION

         The duration of the corporation is perpetual.

                             ARTICLE III - PURPOSES

         The purpose or purposes for which this corporation is engaged are:

         (a) To engage in the specific business of making investments, including investment in, purchase and ownership of any and all kinds of property, assets or business, whether alone or in conjunction with others. Also, to acquire, develop, explore and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

         (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds,

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             debentures,   notes,  mortgages,  or  other  obligations,  and  any
             certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

         (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

         (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the intention that the purposes and powers specified in each of

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             the paragraphs of this Article III shall be regarded as independent purposes and powers.

                               ARTICLE IV - STOCK

         The aggregate number of shares which this corporation shall have authority to issue is 75,000,000 shares of Common Stock having a par value of $.001 per share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

                              ARTICLE V - AMENDMENT

         These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.

                        ARTICLE VI - SHAREHOLDERS RIGHTS

         The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                          ARTICLE VII - CAPITALIZATION

         This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of said shares.

                    ARTICLE VIII - INITIAL OFFICE AND AGENT

                         The Corporate Trust Company of Nevada
                         One East First Street
                         Reno, NV 89501


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                             ARTICLE IX - DIRECTORS

         The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

         The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.

         The number of directors constituting the initial Board of Directors of this corporation is three. The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify, are:

                NAME                                   ADDRESS

          Paul Millard                              721 Raygene Way
                                                    North Salt Lake, UT 84054

          Lyman Littlefield                         3623 Avondale
                                                    Salt Lake City, Utah 84121

          Richard K. Mower                          495 East 1500 South
                                                    Bountiful, Utah 84010

                            ARTICLE X - INCORPORATORS

         The name and address of each incorporator is:

                NAME                                   ADDRESS

          Jody York                                 311 South State, #440
                                                    Salt Lake City,  UT 84111

          Leon W. Crockett                          311 South State, #440
                                                    Salt Lake City, UT 84111


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          Van L. Butler                             311 South State, #440
                                                    Salt Lake City,  UT 84111

                                   ARTICLE XI
              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

         No contract or other transaction between this corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors art present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact act of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or
(b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

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         Under  penalties  of  perjury,  we   declare  that  these  Articles  of
Incorporation have been examined by us and are, to the best of our knowledge and belief, true, correct and complete.

          DATED this 22nd day of January, 1986.

                                                       /s/ Jody York
                                                       -------------------
                                                       Jody York

                                                       /s/ Leon W. Crockett
                                                       ----------------------
                                                       Leon W. Crockett

                                                       /s/ Van L. Butler
                                                       ----------------------
                                                       Van L. Butler


STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

          On the 22 day of January, 1986, personally  appeared before me, Jody York, Leon W. Crockett and Van L. Butler, who duly acknowledged to me that they signed the foregoing Articles of Incorporation.


My Commission Expires:                          /s/ Patty Foulger
       12/3/88                                  -------------------------
                                                NOTARY PUBLIC
                                                Residing at Salt Lake City, UT